EXHIBIT 10.23

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND MODIFICATION

OF PROMISSORY NOTE

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND MODIFICATION OF PROMISSORY NOTE (this “Amendment”) dated as of August 1, 2009 (the “Effective Date”), is by and among THERMO CREDIT, LLC, a Colorado limited liability company, (together with its successors and assigns, “Lender”) and TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“TCI”), TELETOUCH LICENSES, INC., a Delaware corporation (“TLI”), and PROGRESSIVE CONCEPTS, INC., a Texas corporation (“PCI”, collectively with TCI, TLI, and any other Person identified or named from time to time as a “Debtor” under the Loan Documents, jointly, severally and in solido, “Debtor”).

RECITALS

WHEREAS, Debtor and Lender entered into that certain LOAN AND SECURITY AGREEMENT dated as of April 30, 2008 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein; and

WHEREAS, in connection with the Agreement, Debtor executed and delivered to Lender that certain PROMISSORY NOTE dated as of even date with the Agreement, in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the “Note”); and

WHEREAS, in connection with the Agreement, TCI executed and delivered to Lender that certain Deed of Trust, Security Agreement, Assignment of Leases, Assignment of Rents, and Financing Statement dated as of even date with the Note, naming Jack Eumont as Trustee and Lender as Beneficiary, recorded under Clerk’s File No. 2008-0026698 of the Official Public Records of Real Property of Smith County, Texas, (“Smith County Deed of Trust”) and covering certain real property situated in Smith County, Texas, as more particularly described on Exhibit “A” to the Smith County Deed of Trust;

WHEREAS, in connection with the Agreement, PCI executed and delivered to Lender that certain Deed of Trust, Security Agreement, Assignment of Leases, Assignment of Rents, and Financing Statement dated as of even date with the Note, naming Jack Eumont as Trustee and Lender as Beneficiary, recorded under Clerk’s File No. D208219469 of the Official Public Records of Real Property of Tarrant County, Texas, (“Tarrant County Deed of Trust” and together with the Smith County Deed of Trust, the “Deed of Trust”) and covering certain real property situated in Tarrant County, Texas, as more particularly described on Exhibit “A” to the Tarrant County Deed of Trust;

WHEREAS, the parties desire to amend the Agreement, the Note, and the Deed of Trust pursuant to the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

Amendments to Loan and Security Agreement.

Section 1(h)(i) of the Agreement is hereby amended in its entirety as follows:

All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles, health care insurance receivables, instruments, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts, promissory notes, note receivables, and security entitlements now or hereafter owned, held, or acquired.

Section 1(r) of the Agreement is hereby amended in its entirety to read as follows:

“Excluded Assets” means the collective reference to:

(i) Any lease, license, contract, property right or agreement to which Debtor or any Subsidiary of Debtor is a party or any of its rights or interests thereunder (including, without limitation, the FCC Licenses and the AT&T Contracts and Accounts) if at any time the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement;

(ii) the Excluded Pledged Equity Interest; and

(iii) all equipment and fixtures (owned by T-Mobile) of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing that that are utilized by TCI in any improvements or alterations made to the premises or real property pursuant to any lease or sublease entered into between TCI and T-Mobile.

Sections 1(t), 1(u), and 1(v) of the Agreement are hereby amended in their entirety as follows:

Reserved.

Section 1(ee) of the Agreement is hereby amended in its entirety as follows:

“Indebtedness” means (i) all indebtedness, obligations, and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several and in solido, or joint and several and in solido, under the Note, this Agreement or any of the other Loan Documents, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Obligors to Lender under the Loan Documents, (iv) all costs and expenses reasonably incurred by Lender in connection with the enforcement of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and payment obligations described in (i), (ii), (iii) and (iv) above.

Section 1(hh) of the Agreement is hereby amended in its entirety as follows:

“Loan Documents” means this Agreement, the Note, the Account Control Agreement, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.

Section 1(mm”) is hereby added to the Agreement as follows:

“Material Transaction” means, a settlement or transaction or the functional equivalent of any of the foregoing that has a Material Adverse Affect on the operations of the Debtor (including without limitation, the scale of operations) or the Collateral.

Section 1(mm’) is hereby added to the Agreement as follows:

“Material Transaction Deposit Condition” means, the payment of proceeds directly from the parties or parties to a Material Transaction other than Debtor into an escrow account for the sole benefit of Lender all of the proceeds of that Material Transaction and otherwise in a manner reasonably satisfactory to the Lender.

Section 1(mm) of the Agreement is hereby amended in its entirety as follows:

“Monthly Step Down” shall mean, for each month, commencing with December, 2009, an amount equal to the average principal balance outstanding of Non-Account Loans for that month divided by sixty (60).

Section 1(nn”) is hereby added to the Agreement as follows:

“Non-Account Borrowing Base Component” means the sum of items (1), (2), (3), (4), (6), and (7) of the Borrowing Base.

Section 1(nn’) is hereby added to the Agreement as follows:

“Non-Account Loans” means Loans made under this Agreement based on the Non-Account Borrowing Base Component.

Section 1(nn) of the Agreement is hereby amended in its entirety as follows:

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time), including but not limited to that certain Promissory Note dated as of the Closing Date, executed by Debtor in favor of Lender, in the original principal amount of $5,000,000.00 as increased to $18,000,000.00.

Section (a’) is hereby added to the Agreement as follows:

“Account Control Agreement” means, that certain letter agreement dated August 1, 2009 by and among Bank of Texas, Debtor, and Lender.

Section 1(vv’) is hereby added to the Agreement as follows:

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement (‘Second Amendment”) by and between Lender and Debtor dated as of August 1, 2009.

The first sentence of Section 2(b) of the Agreement is hereby amended in its entirety as follows:

Debtor hereby agrees that Debtor is JOINTLY SEVERALLY AND IN SOLIDO liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness owed or hereafter owing to Lender by Debtor.

The first sentence of Section 2(c) of the Agreement is hereby amended in its entirety as follows:

Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor an aggregate sum not to exceed at any time the lesser of (i) an amount equal to the Borrowing Base existing at such time or (ii)

(A) EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00) minus (B) the Reducing Loan Availability at such time (the “Revolving Credit Facility”), on a revolving basis from time to time during the period commencing on the date hereof and continuing until January 31, 2012, or such other date as may be established by a written instrument between Debtor and Lender from time to time (the “Revolving Credit Maturity Date”).

Section 2(d)(i)(4) of the Agreement is hereby amended in its entirety as follows:

Sixty percent (60.00%) of Debtor’s Eligible Inventory;

Section 2(d)(i)(5) of the Agreement is hereby amended by deleting “and” following the “;”

Section 2(d)(i)(6) of the Agreement is hereby amended by adding “and” following the “;”

Section 2(d)(i)(7) is hereby added to the Agreement as follows:

Eighty-five percent (85.00%) of the amount of Debtor’s Eligible Notes; provided that in no event shall the aggregate amount of Debtor’s Eligible Notes exceed $1,000,000;

The following is hereby added at the end of Section 2(d)(i) of the Agreement as follows:

Notwithstanding the foregoing, in no event shall the Non-Account Borrowing Base Component exceed more than 33.3% of the amount computed in clause (ii) of the first sentence of Section 2(c).

Section 2(d)(viii) is hereby added to the Agreement as follows:

“Eligible Notes” means, at any time, all notes receivable owned by Debtor (and in the possession of Debtor) created in the ordinary course of business and have been approved in writing in advance by Lender and satisfy the following conditions:

(1)	The note receivable is payable in U.S. Dollars by the maker;

(2)	The note receivable shall be ineligible if the maker is domiciled in any country other than the United States of America;

(3)	No payment default exists under the note receivable;

(4)	The note receivable is not subject to any setoff, counterclaim, defense, dispute, recoupment, or negative adjustment other than normal discounts for prompt payment (provided, however, that the portion of any such note that is not subject to any such setoff, counterclaim, defense, dispute, recoupment, or negative adjustment shall be an Eligible Note);

(5)	The maker is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts generally as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(6)	The note receivable shall be ineligible if and to the extent the aggregate of all note receivables issued by the maker when taken together with such note receivable, exceeds $500,000.

Section 2(h)(ii) of the Agreement is hereby amended by deleting the “and” following the “;” at the end of such Section 2(h)(ii).

Section 2(h)(iii) of the Agreement is hereby amended by deleting the “.” at the end of such Section 2(h)(iii) and substituting “;” in place thereof.

Sections 2(h)(iv) and 2(h)(v) are hereby added to the Agreement as follows:

(iv) A commitment fee (“Commitment Fee B”) equal to 1.875% of the amount set forth in clause (A) of the first sentence of Section 2(c) less $93,062.50. An amount equal to $41,937.50 of Commitment Fee B shall be due and payable on or before the execution and delivery of the Second Amendment, $135,000.00 of Commitment Fee B shall be due and payable on or before August 1, 2010, and $67,500.00 of Commitment Fee B shall be due and payable on or before August 1, 2011; and

(v) A monitoring fee on the amount set forth in clause (A) of the first sentence of Section 2(c) from the effective date of the Second Amendment to and including the Revolving Credit Maturity Date, at the rate of one tenth of one percent (0.10%) per month based on a 30 day month and the actual number of days elapsed.

Section 4(c) of the Agreement is hereby amended in its entirety as follows:

Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Indebtedness in such manner as Lender may determine, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Debtor whether or not such Indebtedness is then due. As further security for such Indebtedness, Debtor hereby grants to Lender a security interest in all money, instruments, and other Property of Debtor now or hereafter held by Lender, including, without limitation, Property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Indebtedness, Debtor hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Debtor. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

Section 8(c) of the Agreement is hereby amended in its entirety as follows:

Loans and Guarantees. Debtor will not make loans to or guarantee any Debt of any other Person, other than (i) the Loans outstanding on the Closing Date as set forth on Schedule 8(c) hereto, (ii) loans or advances to employees of Debtor not to exceed an aggregate principal amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) outstanding at any time, (iii) loans or advances constituting Intercompany Debt permitted under Section 8(b)(ii) or Subordinated Debt permitted under Section 8(b)(xiv), (iv) loans or advances constituting debt Investments permitted under Section 8(j), (v) accounts receivable for sales of inventory and other goods and services provided by Debtor to its respective customers, (vi) guarantees of Debt between or among, and Intercompany Debt between or among, TCI, TLI, and PCI, (vii) guarantees of Debt of any Subsidiary of Debtor the equity interests or assets of which have been pledged to Lender, provided such guaranties are subordinated to Lender in a manner satisfactory to Lender, (viii) letters of credit or guarantees on behalf of vendors and/or suppliers in the ordinary course of business consistent with Debtor’s past practices; (ix) loans approved by Lender in writing in advance for inclusion in the Borrowing Base as Eligible Notes not to exceed ONE MILLION AND No/100 DOLLARS $1,000,000 outstanding at any time; and (x) guarantees of any Debt permitted under Section 8(b), provided that such guarantees are set forth on Schedule 8(c) (as updated by Debtor from time to time).

Section 9(b) of the Agreement is hereby amended in its entirety as follows:

Debt Service Coverage. Maintain, as at the last day of each Fiscal Quarter (using an accrual method of accounting) during the periods set forth below, a Debt Service Coverage ratio for the three (3) month period then ending of not less than the ratio set forth opposite such period:

Applicable Period	Ratio
Date of this Agreement to September 30, 2008	1.10 to 1.00
October 1, 2008 to March 31, 2009	1.15 to 1.00
April 1, 2009 to May 31, 2009	1.20 to 1.00
June 1, 2009 to November 30, 2009	1.00 to 1.00
December 1, 2009 to May 31, 2010	1.05 to 1.00
June 1, 2010 to November 30, 2010	1.10 to 1.00
December 1, to May 31, 2011	1.15 to 1.00
On and after June 1, 2011	1.20 to 1.00

Section 9(d)(iii) of the Agreement is hereby amended in its entirety as follows:

“Debt Service” means, for any applicable period, and determined on a consolidated basis, the sum of (a) total cash interest expense on indebtedness for borrowed money of Debtor paid during such period plus (b) total scheduled principal payments on indebtedness for borrowed money of Debtor and its Subsidiaries made during such period plus (c) discount fees paid on factoring of accounts receivable (classified as operating expenses in accordance with GAAP) determined on a consolidated basis for Debtor and its Subsidiaries for such period; provided that solely for purposes of calculating the Debt Service Coverage Ratio for each Fiscal Quarter through May 31, 2010 (“Exclusion Period”), monthly principal payments (but not prepayments) by TCI to the GM Note Holders in excess of $75,000 during each such Fiscal Quarter shall be excluded from the definition of Debt Service (in no event shall the amount so excluded exceed $1,050,000 in the aggregate during the entire Exclusion Period). “GM Note Holders” means collectively the holders listed in the table below of certain individual promissory notes, with a combined initial principal amount of $1,500,000.00, issued by TCI on June 2, 2008 to redeem all of its outstanding redeemable common stock purchase warrants.

Individual Note Holder
William E. Cherry
Frank White
Michael Perry Thompson
Roger E. Mick
Frank O. Keener
Larry D. Haugen
Ronald Farmer
Lew Conner
James L. Caldwell
John C. Maggart
Matilda Gray Stream
GS Capital, LLC

Section 12(b) of the Agreement is hereby amended in its entirety as follows:

Performance Default. The failure of any Obligor to timely and properly observe, keep or perform any covenant or agreement, required herein or in any of the other Loan Documents which is not cured within 30 days following written notice from Lender to such Obligor; provided that the foregoing notice and opportunity to cure in this subsection (b) will not be required with respect to a payment default as set forth in Section 12(a) or with respect to a default under covenants set forth in Section 8 or Section 9;

Section 12(h) of the Agreement is hereby amended in its entirety as follows:

Reserved.

Section 12(k) is hereby added to the Agreement as follows:

Material Transaction. The failure of Debtor to cause the Material Transaction Deposit Condition to be fully satisfied when payments are due and payable to Debtor (or its designee) in accordance with the terms of the documents memorializing the Material Transaction.

Section 29 of the Agreement is hereby amended in its entirety as follows:

Sale of Factored Property from Lender to PCI. Debtor has requested that Lender sell the Factored Property to PCI and terminate the Factoring Agreement. Lender hereby sells the Factored Property listed on Schedule 28 attached hereto to PCI, without representation, warranty, or recourse and on an AS-IS basis for the purchase price on Schedule 28 attached hereto (the “Purchase Price”) and PCI hereby agrees to such sale. Lender and Debtor hereby agree that the Purchase Price shall be funded by an advance by Lender to Debtor under the Note. The Lender and PCI hereby agree that the Factoring Agreement is terminated immediately following the sale described in this Section 29.

Exhibit “A” of the Agreement is hereby amended in its entirety with Exhibit “A” attached to this Amendment.

Modification of Note.

Debtor and Lender hereby renew and modify the Note and Debtor, jointly, severally and in solido, unconditionally promises to pay to the order of Lender , without setoff, at its offices at 639 Loyola Avenue, Suite 2565, New Orleans, Louisiana 70113, or at such other place as may be designated by Lender, the lesser of (i) the original principal amount of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00), or (ii) so much thereof as may from time to time be advanced and outstanding hereunder in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at the annual interest rate set forth in this Note (the “Rate”), and in accordance with the payment schedule, indicated below.

The first Sentence of Section 1 of the Note is hereby modified in its entirety as follows:

The Rate shall be a rate per annum equal to the lesser of (a) the MAXIMUM RATE, or (b) the greater of (i) the PRIME RATE plus EIGHT PERCENT (8.00%) or (ii) FOURTEEN PERCENT (14.00%).

Section 4 of the Note is hereby modified in its entirety as follows:

Payment Schedule. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any reasonable out-of-pocket costs and expenses (other than the outstanding principal balance hereof and interest hereon) of or incurred by Lender for which Debtor shall be obligated to pay or reimburse to Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest thereon, (c) the payment of any unpaid fees for which Debtor shall be entitled pursuant to the provisions of this Note or the other Loan Documents, and (d) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. This Note shall be due and payable as follows:

Monthly payments of interest (computed on the average unpaid principal balance outstanding during that month) shall be payable on the last day of each calendar month, commencing on August 31, 2009 and continuing until November 30, 2009; and

Principal of this Note shall be due and payable in monthly installments of the Monthly Step Down, payable on the last day of each calendar month, beginning December 31, 2009, and continuing regularly thereafter until January 31, 2012, when the entire balance of principal and accrued and unpaid interest shall be due and payable. In addition, monthly payments of interest (computed upon the average unpaid principal balance during that month), shall be due and payable on the same dates as, but in addition to, said installments of principal.

Subject to the terms and conditions in the Loan Agreement, Debtor may borrow, repay and reborrow loans on a revolving basis at any time and from time to time, up to a maximum principal aggregate amount outstanding at any one time equal to the lesser of (i) the amount of the Borrowing Base existing at such time, or (ii) the Revolving Credit Facility (such maximum principal amount being referenced to herein as the “Lender Commitment Amount”). Lender shall incur no liability for its refusal to advance funds based upon its reasonable determination that any conditions precedent to such further advances set forth in the Loan Agreement have not been satisfied.

Lender’s records of the amounts borrowed and accrued and unpaid interest thereon from time to time shall be conclusive proof thereof absent manifest error.

Section 7 of the Note is hereby modified in its entirety as follows:

Except for required prepayments (1) in respect of the Monthly Step Down under Section 4(b), (2) for any Overadvance under Section 2(c) of the Loan Agreement, if the Debtor prepays the outstanding portion of any of the Loans, in whole or in part, simultaneously with each such prepayment, Debtor shall pay to Lender a Prepayment Fee for such prepayment; provided if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any Event of Default (including, without limitation, any Event of Default under Section 12(k) of the Loan Agreement), shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. “Prepayment Fee” means a fee equal to two percent (2%) of any amount being prepaid.

Amendment to Tarrant County Deed of Trust. Section 2.04 of the Tarrant County Deed of Trust is hereby amended in its entirety as follows:

Limitation on Lien. In accordance with the Consent, the lien on the Property shall never exceed $5,000,000.00 even though the amount outstanding under the Note might be greater than $5,000,000.00. “Consent” shall mean, collectively, the Notice and Consent executed by PCI, Jardine Capital Corp., and Lender dated as of April 30, 2008 and the Notice and Consent executed by PCI, United Commercial Bank, and Lender dated as April 30, 2008.

Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the following condition precedent:

Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

Debtor shall have delivered to Lender a fully executed counterpart of the Account Control Agreement.

Debtor shall have paid $41,937.50 of the commitment fee described in Section 2(h)(iv) of the Agreement.

Payment of Fees and Expenses. Debtor further agrees to pay all reasonable fees of Lender in connection with the drafting and execution of this Amendment.

Ratifications. Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender (including without limitation, the liens granted under the Deed of Trust) were intended to, do and continue to secure the full payment and performance of the Indebtedness. Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral. The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

Release. Each Obligor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of such Obligor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that no Obligor has any right to seek affirmative relief or damages of any kind or nature from Lender. To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, each Obligor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LENDER:	ADDRESS:
THERMO CREDIT, LLC	639 Loyola Avenue, Suite 2565
New Orleans, LA 70113

By:	/s/ Jack Eumont
Name: Jack Eumont
Title: Executive Vice President

With copies of notices to:
Gardere Wynne Sewell LLP	1000 Louisiana, Suite 3400
Houston, TX 77002
Attention: Reuben D. Rosof

DEBTOR: ADDRESS:
TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: President and COO

TELETOUCH LICENSES, INC.

By:	/s/ Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: President

PROGRESSIVE CONCEPTS, INC.

By:	/s/ Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: President and CEO

Exhibit ‘A’

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

This Compliance Certificate dated as of __________________ is prepared pursuant to Section 10(c) of the Loan and Security Agreement dated as of April 30, 2008 (together with all amendments and modifications from time to time made thereto, the “Loan Agreement”), by and among Teletouch Communications, Inc., Teletouch Licenses, Inc. and Progressive Concepts, Inc. (collectively, the “Debtor”) and Thermo Credit, LLC (“Lender”). Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

The undersigned hereby certifies to the Lender that to his knowledge (i) as of the day of this certificate, no Event of Default exists and (ii) all of the representations and warranties made by the Debtor in Section 6 of the Loan Agreement are true and correct in all material respects on the date of this certificate as if made on this date.

The following are the results of the financial covenants set forth in the Loan Agreement as of _____________:

Covenant	Requirement	as of _________________
Tangible Net Worth[1]	≥ $5,000,000[2]	$_____________
Debt Service Coverage Ratio	≥ ___[3] to 1.00	to 1.00
Operating Income	≥ $0	$_____________

The undersigned further certifies to the Lender that to his best knowledge the financial statements delivered in connection with this certificate are true and correct in all material respects and fairly represent in all material respects the financial condition of the Debtor.

TELETOUCH COMMUNICATIONS, INC.

By:
Name:
Title:

TELETOUCH LICENSES, INC.

Title By:
Name:
Title:

PROGRESSIVE CONCEPTS, INC.

Title By:
Name:
Title:

[1]	If an Event of Default is continuing, a statement is required as to the nature thereof and the action which is proposed to be taken with respect thereto.

[2]	After giving effect to any dividends and distributions paid or made as permitted under Section 8(e) of the Loan Agreement.

[3]	Specific requirement is set forth in Section 9(b) of the Loan Agreement.